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                                                                       Exhibit 2
                                  FORM OF NOTE

                 PERMANENT GLOBAL REGISTERED FIXED RATE SECURITY

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. EXCEPT FOR EXCHANGES PURSUANT TO SECTION 2.11(c) OF SUCH INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO LUCENT TECHNOLOGIES INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            LUCENT TECHNOLOGIES INC.

                        5.50% Notes due November 15, 2008

REGISTERED                                          CUSIP NO. 549463 AD 9
No. R-

Lucent Technologies Inc., a Delaware corporation (herein referred to as the "Company"), for value received, hereby promises to pay to ___________, or registered assigns the principal sum of _______________________ on November 15, 2008 (the "Maturity Date"), and to pay interest semiannually on May 15 and November 15 commencing May 15, 1999, on said principal sum at the rate per annum specified in the title of these Notes, from November 24, 1998 until the principal hereof is paid or made available for payment.

Reference is hereby made to the further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.


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IN WITNESS WHEREOF, Lucent Technologies Inc. has caused this Global Security to be duly executed by a duly authorized officer.


LUCENT TECHNOLOGIES INC.


By:___________________
   Donald K. Peterson
   Executive Vice President
   and Chief Financial Officer


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
 As Trustee



By:_____________________
   Authorized Signatory


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                               REVERSE OF SECURITY

Payment of the principal of, premium, if any, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on any Notes issued in definitive form other than interest due at the Maturity Date may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the Note register. Interest due on any day that is not a Business Day shall be paid on the next Business Day. "Business Day" means any day, other than a Saturday or a Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. Interest will be paid to persons in whose names the Notes are registered at the close of business on the May 1 or November 1, as the case may be, prior to any interest payment date, except that interest payable at the Maturity Date shall be paid to the person to whom principal shall be paid. Except as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

This note is one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of April 1, 1996 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Notes. This note is one of a separate Series of Securities under the Indenture of $500,000,000 in aggregate principal amount designated as the 5.50% Notes due November 15, 2008 and referred to herein as the "Notes."

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Notes may waive certain past defaults and their


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consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, these Notes at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable as registered Notes without coupons in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000 at the office or agency of the Trustee referred to above and in the manner and subject to the limitations provided in the Indenture. Notes may be exchanged without service charge for like aggregate principal amount of Notes.

The Notes may not be redeemed by the Company prior to the Maturity Date.

Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations, for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest hereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Global Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being,


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by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common

      TEN ENT  - as tenants by the entireties

      JT TEN   - as joint tenants with right of survivorship and
                  not as tenants in common

      UNIF GIFT MIN ACT - _____________________(Cust)__________________(Minor)

      Under Uniform Gifts to Minor Act _________________(State)

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________________________________

________________________________________________________________


[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

________________________________________________________________

________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.


By: ______________________________________________
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Date: ____________________________________________

NOTICE:     The signature on this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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